Exhibit 99.1
L BRANDS REPORTS THIRD QUARTER 2018 RESULTS

- PROVIDES FOURTH QUARTER GUIDANCE -

- PLANS TO REDUCE 2019 ANNUAL DIVIDEND TO $1.20 PER SHARE -

- ANNOUNCES VICTORIA’S SECRET LINGERIE LEADERSHIP CHANGE -

Columbus, Ohio, Nov. 19, 2018 - L Brands, Inc. (NYSE: LB) today reported 2018 third quarter results.

Third Quarter Results
The company reported a loss per share of $0.16 for the third quarter ended Nov. 3, 2018, compared to earnings per share of $0.30 for the quarter ended Oct. 28, 2017. Third quarter operating income was $54.4 million compared to $231.7 million last year, and net loss was $42.8 million compared to net income of $86.0 million last year.

Reported 2018 results above include pre-tax charges of $101.2 million ($0.32 per share), as follows:

•	$20.3 million, principally cash, related to the closure of the Henri Bendel business; and

•	An $80.9 million non-cash impairment charge related to certain Victoria’s Secret store assets.

Excluding these charges, adjusted third quarter earnings per share were $0.16 compared to $0.30 last year, adjusted operating income was $155.6 million compared to $231.7 million last year, and adjusted net income was $45.0 million compared to $86.0 million last year.

The company reported net sales of $2.775 billion for the 13 weeks ended Nov. 3, 2018, an increase of 6 percent, compared to net sales of $2.618 billion for the quarter ended Oct. 28, 2017. Comparable sales increased 4 percent for the 13 weeks ended Nov. 3, 2018 compared to the 13 weeks ended Nov. 4, 2017.

Fourth Quarter 2018 Outlook
The company stated that it expects 2018 fourth quarter earnings per share to be $1.90 to $2.10, and increased its full year 2018 adjusted earnings per share guidance to $2.60 to $2.80 from $2.45 to $2.70 previously.

Leslie H. Wexner, Chairman and Chief Executive Officer, commented, “During the quarter, we made some tough decisions that enable us to increase our focus on our core businesses and highest growth opportunities. These actions, including the closure of the Henri Bendel business and the pursuit of alternatives for La Senza, will strengthen our company in the long-term. Looking ahead, we remain focused on executing our strategy, sticking to the fundamentals of our business, staying close to our customers and leveraging the strength of our brands to deliver on our commitments for our customers, associates and stakeholders. We are confident that the steps we have taken and will continue to take will drive growth and create value for our shareholders.”

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

Dividend
After extensive review, the Board of Directors plans to reduce the company’s annual ordinary dividend to $1.20 from $2.40 currently, beginning with the quarterly dividend to be paid in March 2019. The planned reduction will result in a dividend payout ratio that is more consistent with the company’s past practice, and a dividend yield in line with relevant comparisons. The approximately $325 million in cash made available from the dividend reduction will be utilized primarily to contribute to the deleveraging of the company’s balance sheet over time. The Board was assisted in its assessment by its financial advisors BridgePark Advisors and PJT Partners.

Victoria’s Secret Lingerie Leadership Change
The company also announced today that John Mehas has been named CEO of Victoria’s Secret Lingerie, effective early 2019, replacing Jan Singer, who has resigned.

“John is an outstanding retail merchant and we could not be more excited for him to lead Victoria’s Secret Lingerie to a new phase of success,” said Wexner. “Our number one priority is improving performance at Victoria’s Secret Lingerie and PINK. In doing so, our new leaders are coming in with a fresh perspective and looking at everything … our marketing, brand positioning, internal talent, real estate portfolio and cost structure. Most importantly, we are focused on our merchandise assortment - it all starts with the customer saying ‘I’ll take it.’ I am confident that, under John’s leadership, Victoria’s Secret Lingerie, the world’s leading lingerie brand, will continue to be a powerhouse and will deliver products and experiences that resonate with women around the globe.”

Mehas is currently serving as President of Tory Burch, the iconic lifestyle brand. Previously he led Club Monaco, a Polo Ralph Lauren brand, for 13 years as President and CEO. Mehas gained his early retail and merchandising experience at The Gap and Bloomingdales.

“I wish Jan well,” continued Wexner.  “I greatly appreciate her passion and know she will succeed in whatever she pursues next.  We appreciate all that she brought to the brand.”

Earnings Call and Additional Information
Additional third quarter financial information, including management commentary, is currently available at www.LB.com. L Brands will conduct its third quarter earnings call at 9:00 a.m. Eastern on Nov. 20.  To listen, call 1-866-363-4673 (international dial-in number: 1-973-200-3978); conference ID 7298606.  For an audio replay, call 1-855-859-2056 (international replay number: 1-404-537-3406); conference ID 7298606 or log onto www.LB.com.

ABOUT L BRANDS:
L Brands, through Victoria’s Secret, PINK, Bath & Body Works, La Senza and Henri Bendel, is an international company. The company operates 3,109 company-owned specialty stores in the United States, Canada, the United Kingdom and Greater China, and its brands are sold in more than 800 additional franchised locations worldwide. The company’s products are also available online at www.VictoriasSecret.com, www.BathandBodyWorks.com, www.HenriBendel.com and www.LaSenza.com.

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or the third quarter earnings call or made by our company or our management involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or the third quarter earnings call or otherwise made by our company or our management:

•
general economic conditions, consumer confidence, consumer spending patterns and market disruptions including severe weather conditions, natural disasters, health hazards, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;

•	the seasonality of our business;

•	the dependence on mall traffic and the availability of suitable store locations on appropriate terms;

•	our ability to grow through new store openings and existing store remodels and expansions;

•	our ability to successfully expand internationally and related risks;

•	our independent franchise, license and wholesale partners;

•	our direct channel businesses;

•	our ability to protect our reputation and our brand images;

•	our ability to attract customers with marketing, advertising and promotional programs;

•	our ability to protect our trade names, trademarks and patents;

•	the highly competitive nature of the retail industry and the segments in which we operate;

•	consumer acceptance of our products and our ability to manage the life cycle of our brands, keep up with fashion trends, develop new merchandise and launch new product lines successfully;

•	our ability to source, distribute and sell goods and materials on a global basis, including risks related to:

•	political instability, significant health hazards, environmental hazards or natural disasters;

•	duties, taxes and other charges;

•	legal and regulatory matters;

•	volatility in currency exchange rates;

•	local business practices and political issues;

•	potential delays or disruptions in shipping and transportation and related pricing impacts;

•	disruption due to labor disputes; and

•	changing expectations regarding product safety due to new legislation;

•	our geographic concentration of vendor and distribution facilities in central Ohio;

•	fluctuations in foreign currency exchange rates;

•	stock price volatility;

•	our ability to pay dividends and related effects;

•	our ability to maintain our credit rating;

•	our ability to service or refinance our debt;

•	our ability to retain key personnel;

•	our ability to attract, develop and retain qualified associates and manage labor-related costs;

•	the ability of our vendors to deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

•	fluctuations in product input costs;

•	our ability to adequately protect our assets from loss and theft;

•	fluctuations in energy costs;

•	increases in the costs of mailing, paper and printing;

•	claims arising from our self-insurance;

•	our ability to implement and maintain information technology systems and to protect associated data;

•	our ability to maintain the security of customer, associate, third-party or company information;

•	our ability to comply with regulatory requirements;

•	legal and compliance matters; and

•	tax, trade and other regulatory matters.
We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release or the third quarter earnings call to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in Item 1A. Risk Factors in our 2017 Annual Report on Form 10-K.

For further information, please contact:

L Brands:
Investor Relations	Media Relations
Amie Preston	Tammy Roberts Myers
(614) 415-6704	(614) 415-7072
apreston@lb.com	communications@lb.com

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS
THIRD QUARTER 2018

Comparable Sales Increase (Decrease) (Stores and Direct):

	Third Quarter	Third Quarter	Year- to- Date	Year- to- Date
	2018	2017	2018	2017
Victoria's Secret[1]	(2%)	(4%)	(1%)	(11%)
Bath & Body Works[1]	13%	4%	10%	4%
L Brands[2]	4%	(1%)	3%	(6%)

1 - Results include company-owned stores in the U.S. and Canada and direct sales.
2 - Results include company-owned stores in the U.S., Canada, the U.K. and Greater China and direct sales.

Comparable Sales Increase (Decrease) (Stores Only):

	Third Quarter	Third Quarter	Year- to- Date	Year- to- Date
	2018	2017	2018	2017
Victoria's Secret[1]	(6%)	(5%)	(5%)	(9%)
Bath & Body Works[1]	10%	1%	8%	1%
L Brands[2]	—%	(3%)	(1%)	(6%)

1 - Results include company-owned stores in the U.S. and Canada.
2 - Results include company-owned stores in the U.S., Canada, the U.K. and Greater China.

Total Sales (Millions):

	Third Quarter	Third Quarter	Year- to- Date	Year- to- Date
	2018	2017	2018	2017
Victoria's Secret[1]	$1,177.8	$1,243.0	$3,778.4	$3,840.6
Victoria's Secret Direct	351.0	295.9	1,064.6	877.7
Total Victoria's Secret	$1,528.8	$1,538.9	$4,843.0	$4,718.3

Bath & Body Works[1]	$808.3	$703.1	$2,281.1	$2,044.6
Bath & Body Works Direct	147.9	112.7	399.1	309.6
Total Bath & Body Works	$956.2	$815.8	$2,680.2	$2,354.2

VS & BBW International[2]	$134.0	$114.9	$414.6	$332.1
Other	$155.9	$148.2	$446.8	$404.7
L Brands	$2,774.9	$2,617.8	$8,384.6	$7,809.3

1 - Results include company-owned stores in the U.S. and Canada.
2 - Results include retail sales from company-owned stores outside of the U.S. and Canada, royalties associated with franchised stores and wholesale sales.

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

Total Company-Owned Stores:

	Stores			Stores
	Operating			Operating
	at 2/3/18	Opened	Closed	at 11/3/18
Victoria's Secret U.S.	984	1	(7)	978
PINK U.S.	140	—	—	140
Victoria's Secret Canada	39	—	—	39
PINK Canada	7	—	(1)	6
Total Victoria's Secret	1,170	1	(8)	1,163

Bath & Body Works U.S.	1,592	47	(17)	1,622
Bath & Body Works Canada	102	1	—	103
Total Bath & Body Works	1,694	48	(17)	1,725

Victoria's Secret U.K./Ireland	19	1	—	20
PINK U.K.	5	—	—	5
Victoria's Secret Beauty and Accessories	29	4	(3)	30
Victoria's Secret China	7	7	—	14
Total International	60	12	(3)	69

Henri Bendel	27	—	(4)	23
La Senza U.S.	5	6	—	11
La Senza Canada	119	—	(1)	118
Total L Brands Stores	3,075	67	(33)	3,109

Total Noncompany-Owned Stores:

	Stores			Stores
	Operating			Operating
	at 2/3/18	Opened	Closed	at 11/3/18
Victoria's Secret Beauty & Accessories - Travel Retail	156	21	(7)	170
Bath & Body Works - Travel Retail	9	3	(2)	10
Victoria's Secret Beauty & Accessories	241	4	(18)	227
Victoria's Secret	32	10	—	42
PINK	5	3	—	8
Bath & Body Works	176	32	(2)	206
La Senza	194	2	(10)	186
Total	813	75	(39)	849

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
THIRTEEN WEEKS ENDED NOVEMBER 3, 2018 AND OCTOBER 28, 2017
(Unaudited)
(In thousands except per share amounts)
	2018	2017
Net Sales	$2,774,874	$2,617,784
Costs of Goods Sold, Buying and Occupancy	(1,846,622)	(1,629,437)
Gross Profit	928,252	988,347
General, Administrative and Store Operating Expenses	(873,857)	(756,684)
Operating Income	54,395	231,663
Interest Expense	(95,685)	(98,640)
Other Income	164	1,639
Income / (Loss) Before Income Taxes	(41,126)	134,662
Provision for Income Taxes	1,624	48,677
Net Income / (Loss)	$(42,750)	$85,985

Net Income / (Loss) Per Diluted Share	$(0.16)	$0.30

Weighted Average Shares Outstanding	275,103	285,437

L BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
THIRTY-NINE WEEKS ENDED NOVEMBER 3, 2018 AND OCTOBER 28, 2017
(Unaudited)
(In thousands except per share amounts)
	2018	2017
Net Sales	$8,384,569	$7,809,327
Costs of Goods Sold, Buying and Occupancy	(5,453,442)	(4,890,239)
Gross Profit	2,931,127	2,919,088
General, Administrative and Store Operating Expenses	(2,493,787)	(2,177,339)
Operating Income	437,340	741,749
Interest Expense	(291,916)	(299,675)
Other Income	733	28,118
Income Before Income Taxes	146,157	470,192
Provision for Income Taxes	42,356	151,279
Net Income	$103,801	$318,913

Net Income Per Diluted Share	$0.37	$1.11

Weighted Average Shares Outstanding	279,142	287,900

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS, INC. AND SUBSIDIARIES
ADJUSTED FINANCIAL INFORMATION
(Unaudited)
(In thousands except per share amounts)

	Third Quarter		Year-to-Date
	2018	2017	2018	2017
Details of Special Items - Income (Expense)
Victoria's Secret Store Asset Impairment	$(80,878)	$—	$(80,878)	$—
Henri Bendel Closure Costs	(20,310)	—	(20,310)	—
Special Items included in Operating Income	(101,188)	—	(101,188)	—
Tax Effect of Special Items included in Operating Income	13,463	—	13,463	—
Special Items included in Net Income	$(87,725)	$—	$(87,725)	$—
Special Items included in Earnings Per Diluted Share	$(0.32)	$—	$(0.31)	$—

Reconciliation of Reported Operating Income to Adjusted Operating Income
Reported Operating Income	$54,395	$231,663	$437,340	$741,749
Special Items included in Operating Income	101,188	—	101,188	—
Adjusted Operating Income	$155,583	$231,663	$538,528	$741,749

Reconciliation of Reported Net Income / (Loss) to Adjusted Net Income
Reported Net Income / (Loss)	$(42,750)	$85,985	$103,801	$318,913
Special Items included in Net Income / (Loss)	87,725	—	87,725	—
Adjusted Net Income	$44,975	$85,985	$191,526	$318,913

Reconciliation of Reported Earnings / (Loss) Per Diluted Share to Adjusted Earnings Per Diluted Share
Reported Earnings / (Loss) Per Diluted Share	$(0.16)	$0.30	$0.37	$1.11
Special Items included in Earnings / (Loss) Per Diluted Share	0.32	—	0.31	—
Adjusted Earnings Per Diluted Share	$0.16	$0.30	$0.69	$1.11

See Notes to Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures.

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS, INC. AND SUBSIDIARIES
NOTES TO RECONCILIATION OF GAAP FINANCIAL MEASURES
TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

The “Adjusted Financial Information” provided in the attached reflects the following non-GAAP financial measures:

Fiscal 2018

In the third quarter of 2018, adjusted results exclude the following:

•	An $80.9 million charge ($72.7 million net of tax of $8.2 million), included in buying and occupancy expenses, related to the impairment of certain Victoria’s Secret store assets.

•
$20.3 million ($15.0 million net of tax of $5.3 million) of Henri Bendel closure costs, included in buying and occupancy expenses ($13.8 million) and general, administrative and store operating expenses ($6.5 million).

In the first and second quarter of 2018, there were no adjustments to results.

Fiscal 2017

In the first, second and third quarters of 2017, there were no adjustments to results.

The Adjusted Financial Information should not be construed as an alternative to the reported results determined in accordance with generally accepted accounting principles. Further, the Company’s definition of adjusted income information may differ from similarly titled measures used by other companies. Management believes that the presentation of adjusted financial information provides additional information to investors to facilitate the comparison of past and present operations. While it is not possible to predict future results, management believes the adjusted information is useful for the assessment of the ongoing operations of the Company because the adjusted items are not indicative of our ongoing operations due to their size and nature. Additionally, management uses adjusted financial information as key performance measures of results of operations for the purpose of evaluating performance internally. The Adjusted Financial Information should be read in conjunction with the Company’s historical financial statements and notes thereto contained in the Company’s quarterly reports on Form 10-Q and annual report on Form 10-K.

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com